EXHIBIT 4.5

                    EXALINK LTD. 2000 U.S. STOCK OPTION PLAN

1.       NAME

         This Plan, as amended from time to time, shall be known as the EXALINK LTD. 2000 U.S. Stock Option Plan (the "USSOP").

2.       PURPOSE OF THE OPTION PLAN

         The USSOP is intended to provide an incentive and to retain, in the employ of EXALINK LTD. (the "COMPANY") and its subsidiaries, persons of training, experience and ability, to attract new employees, directors and consultants whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares of the Company, pursuant to the USSOP approved by the board of directors of the Company (the "BOARD").

         Options granted to the Optionees may or may not contain such terms as will qualify such options as Incentive Stock Options ("ISOS") within the meaning of Section 422 (b) of the United States Internal Revenue Code of 1986, as amended (the "CODE"). Options that do not contain terms as will qualify them as ISOs shall be referred to herein as Non-Qualified Stock Options ("NQSOS"). All options granted hereunder, whether aggregately or separately, shall be hereinafter referred to as "OPTIONS".

         The term "SUBSIDIARY" shall mean for the purposes of the USSOP: any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an option, each of the companies other than the last company in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other companies in such chain.


3.       ADMINISTRATION OF THE USSOP

         The Board and a share option committee appointed and maintained by the Board for such purpose (the "COMMITTEE") shall have the power to administer the USSOP. Notwithstanding the above, the Board shall automatically have a residual authority if no committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

         The Committee shall consist of such number of members (not less than two (2)) as may be fixed by the Board. The Committee may select one of its members as its chairman ( the "CHAIRMAN") and shall hold its


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         meetings at such times and places as the Chairman shall determine subject to the terms of Company's Article of Association. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         Any member of such Committee shall be eligible to receive Options under the USSOP while serving on the Committee, unless otherwise specified herein, and subject to applicable law.

         The Committee shall recommend the Board and the Board shall have full power and authority regarding:

         3.1      Designation of participants.

         3.2 The terms and provisions of respective Option agreements (which need not be identical) including, but not limited to, the number of shares in the Company to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture.

         3.3 Acceleration of the right of an Optionee to exercise, in whole or in part, any previously granted Option.

         The Committee shall have full power and authority to:

         3.4      Designate Options as ISO Options or NQSO Options.

         3.5 Interpret the provisions and supervise the administration of the USSOP;

         3.6 Determine the Fair Market Value (as defined below) of the Shares (as defined below).

         3.7 Determine any other matter which is necessary or desirable for, or incidental to administration of the USSOP.

         Notwithstanding the above, the identity of each of the Optionees and the number of Shares covered by each Option must be ratified by the Board.


         The Board shall have the authority to grant, in its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Purchase Price provided in the Option so surrendered and canceled, and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of the USSOP.

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         Subject to the Articles of Association of the Company, all decisions and selections made by the Board or the Committee pursuant to the provisions of the USSOP shall be made by a majority of its members except that no member of the Board or the Committee shall vote on any proposed action of the Board or the Committee relating to any Option to be granted to that member. Subject to the Articles of Association of the Company any decision reduced to writing and signed by all of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

         The interpretation and construction by the Committee of any provision of the USSOP or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

         Subject to the Company's article of association, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the USSOP, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

         "FAIR MARKET VALUE" means, as of any date, the value of a Share determined as follows:

                  (I) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market system, or The Nasdaq SmallCap Market of the Nasdaq Stock Market , the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Administrator deems reliable.

                  (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

                  (iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board or the Committee.


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4.       DESIGNATION OF PARTICIPANTS

         4.1 The persons eligible to participate in the USSOP as recipients of Options shall include any employees, directors, consultants and service providers of the Company or of any Subsidiary. The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify from participating in, any other grant of Options pursuant to the USSOP or any other option or stock plan of the Company or any of its affiliates.


         4.2 Incentive Stock Options may be granted only to employees of the Company, its Parent (if any), and any Subsidiaries. Non-Qualified Stock Options may be granted to employees, Non-Employee Directors, consultants and advisers who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company, its Parent (if any), and any Subsidiaries.

         4.3 To the extent applicable and anything in the USSOP to the contrary notwithstanding, all grants of Options to directors and office holders - as such term is defined in the Israeli Companies Law -( the "COMPANIES LAW") shall be authorized and implemented in accordance with the provisions of the Companies Law, as in effect from time to time.


5.       SHARES RESERVED UNDER THE OPTION PLAN; RESTRICTIONS THEREON
         5.1 Subject to adjustments as set forth in Section 7 below, the Company has reserved a total of 500,000 authorized but unissued Ordinary Shares par value NIS 0.01 each, of the Company (the "SHARES"), for purpose of the USSOP and for the purpose of the EXALINK LTD 2000 Israeli Stock Option Plan (the "OPTION PLAN")subject to the adjustments as set forth in paragraph 7 below. The Shares are hereby reserved for such purpose out of the authorized share capital of the Company and may only be issued under the terms hereof. Any of such Shares which may remain unissued and which are are not subject to outstanding Options upon the termination of the USSOP shall cease to be reserved for the purpose of the USSOP, but until termination of the USSOP the Company shall at all times reserve sufficient number of Shares to meet the requirements of the USSOP. Should any Option for any reason expire or be canceled prior to its exercise or termination in full, the unissued Shares subject to such Option may again be subjected to an Option under the Option Plan or the USSOP.

         5.2 Each Option granted pursuant to the USSOP, shall be evidenced by a written agreement between the Company and the Optionee (the "OPTION AGREEMENT"), in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state a number of the Shares to which the


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                  Option relates and the type of Option granted thereunder
                  (whether a an ISO or an NQSO).

         5.3 To the extent that the aggregate fair market value (determined at the time of the grant) of Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year under all plans of the Company and its affiliates exceeds $100,000, the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as non-qualified stock options. It should be understood that, because of such limit, there is no assurance the all of the Options will, in fact, be treated as an incentive stock options.






6.       PURCHASE PRICE

         6.1 The purchase price of each Share subject to an Option to be granted or any portion thereof shall be determined by the Board or the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time (the "PURCHASE PRICE"). The Purchase Price of the Shares covered by each ISO shall be not less than the Fair Market Value of the Company shares on the date the Option is granted; provided, however, that the purchase price of the Shares subject to any ISO may not be less than 110% of the Fair Market Value of the Company's shares on the date the Option is granted with respect to Options granted to an eligible employee who owns more than 10% of the outstanding voting stock of the Company.


6.2 THE PURCHASE PRICE SHALL BE PAYABLE UPON THE EXERCISE OF THE OPTION IN A FORM SATISFACTORY TO THE BOARD OR THE COMMITTEE BY CASH OR CHECK. THE COMMITTEE SHALL HAVE THE AUTHORITY TO POSTPONE THE DATE OF PAYMENT ON SUCH TERMS AS IT MAY DETERMINE.


7.       ADJUSTMENTS

         Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the USSOP shall be adjusted as hereafter provided:

7.1 IN THE EVENT OF A MERGER OF THE COMPANY WITH OR INTO ANOTHER COMPANY (THE "Successor Company"), OR THE SALE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OR SHARES OF THE COMPANY (THE "Transaction") WHILE UNEXERCISED OPTIONS REMAIN


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OUTSTANDING UNDER THE USSOP, THEN EACH UNEXERCISED OPTION SHALL BE ASSUMED, OR
SUBSTITUTED FOR BY AN APPROPRIATE NUMBER OF SHARES, OF EACH CLASS OF SHARES OR OTHER SECURITIES OF THE SUCCESSOR COMPANY (OR A PARENT OR SUBSIDIARY OF THE SUCCESSOR COMPANY) WHICH WERE DISTRIBUTED TO THE SHAREHOLDERS OF THE COMPANY IN RESPECT OF SUCH SHARES. IN THE CASE OF SUCH ASSUMPTION AND/OR SUBSTITUTION OF SHARES, APPROPRIATE ADJUSTMENTS SHALL BE MADE IN THE PURCHASE PRICE TO REFLECT SUCH ACTION, AND ALL OTHER TERMS AND CONDITIONS OF THE OPTION AGREEMENTS, SUCH AS THE VESTING DATES, SHALL REMAIN IN FORCE, ALL AS WILL BE DETERMINED BY THE COMMITTEE WHOSE DETERMINATION SHALL BE FINAL.



7.2 NOTWITHSTANDING THE ABOVE AND SUBJECT TO ANY APPLICABLE LAW, UNLESS THE BOARD OR THE COMMITTEE DETERMINES OTHERWISE WITH RESPECT TO CERTAIN OPTION AGREEMENTS, THERE SHALL BE A CLAUSE IN EACH OPTION AGREEMENT INSTRUCTING THAT IF IN ANY SUCH TRANSACTION AS DESCRIBED IN SECTION 7.1 ABOVE, THE SUCCESSOR COMPANY (OR PARENT OR SUBSIDIARY OF THE SUCCESSOR COMPANY) DOES NOT AGREE TO ASSUME OR SUBSTITUTE FOR THE OPTIONS, ALL UNEXERCISED OPTIONS SHALL BE EXPIRED AS OF THE DATE OF THE TRANSACTION.



7.3 FOR THE PURPOSES OF SECTION 7.1 ABOVE, THE OPTION SHALL BE CONSIDERED ASSUMED OR SUBSTITUTED IF, FOLLOWING THE MERGER OR ACQUISITION, THE DOCUMENT PURSUANT TO WHICH THE TRANSACTION OCCURS PROVIDE THAT THE OPTIONEE HAS THE RIGHT TO PURCHASE OR RECEIVE, FOR EACH SHARE OF OPTIONED SHARES IMMEDIATELY PRIOR TO THE TRANSACTION, THE CONSIDERATION (WHETHER SHARES, OPTIONS, CASH, OR OTHER SECURITIES OR PROPERTY) RECEIVED IN THE TRANSACTION BY HOLDERS OF SHARES FOR EACH SHARE HELD ON THE EFFECTIVE DATE OF THE TRANSACTION (AND IF SUCH HOLDERS WERE OFFERED A CHOICE OF CONSIDERATION, THE TYPE OF CONSIDERATION CHOSEN BY THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES) MINUS THE OPTION PRICE PER SHARE; PROVIDED, HOWEVER, THAT IF SUCH CONSIDERATION RECEIVED IN THE TRANSACTION IS NOT SOLELY ORDINARY SHARES (OR THEIR EQUIVALENT) OF THE SUCCESSOR COMPANY OR ITS PARENT OR SUBSIDIARY, THE COMMITTEE MAY, WITH THE CONSENT OF THE SUCCESSOR COMPANY, PROVIDE FOR THE CONSIDERATION TO BE RECEIVED UPON THE EXERCISE OF THE OPTION TO BE SOLELY ORDINARY SHARES (OR THEIR EQUIVALENT) OF THE SUCCESSOR COMPANY OR ITS PARENT OR SUBSIDIARY EQUAL IN FAIR MARKET VALUE TO THE PER SHARE CONSIDERATION RECEIVED BY HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES IN THE TRANSACTION; AND PROVIDED FURTHER THAT THE COMMITTEE MAY DETERMINE, IN ITS DISCRETION, THAT IN LIEU OF SUCH ASSUMPTION OR SUBSTITUTION OF OPTIONS FOR OPTIONS OF THE SUCCESSOR COMPANY OR ITS PARENT OR SUBSIDIARY, SUCH OPTIONS WILL BE SUBSTITUTED FOR ANY OTHER TYPE OF ASSET OR PROPERTY INCLUDING CASH WHICH IS FAIR UNDER THE CIRCUMSTANCES.

7.4 IF THE COMPANY IS LIQUIDATED OR DISSOLVED WHILE UNEXERCISED OPTIONS REMAIN OUTSTANDING UNDER THE USSOP, THEN THE BOARD IN ITS OWN DISCRETION MAY DETERMINE THAT ALL SUCH OUTSTANDING OPTIONS MAY BE EXERCISED IN FULL BY THE OPTIONEES AS OF THE EFFECTIVE DATE OF ANY SUCH LIQUIDATION OR DISSOLUTION OF THE COMPANY WITHOUT REGARD TO THE VESTING PROVISIONS HEREOF. IF THE BOARD DETERMINES THAT THE OUTSTANDING OPTIONS MAY BE EXERCISED, ALL SUCH OUTSTANDING OPTIONS MAY BE


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EXERCISED IN FULL BY THE OPTIONEES GIVING NOTICE IN WRITING TO THE COMPANY OF
THEIR INTENTION TO SO EXERCISE TOGETHER WITH PAYMENT OF THE OPTION PRICE

7.5 IF THE OUTSTANDING SHARES OF THE COMPANY SHALL AT ANY TIME BE CHANGED OR EXCHANGED BY DECLARATION OF A STOCK DIVIDEND (BONUS SHARES), STOCK SPLIT, COMBINATION OR EXCHANGE OF SHARES, RECAPITALIZATION, OR ANY OTHER LIKE EVENT BY OR OF THE COMPANY, AND AS OFTEN AS THE SAME SHALL OCCUR, THEN THE NUMBER, CLASS AND KIND OF SHARES SUBJECT TO THE USSOP OR SUBJECT TO ANY OPTIONS THEREFORE GRANTED, AND THE PURCHASE PRICES, SHALL BE APPROPRIATELY AND EQUITABLY ADJUSTED SO AS TO MAINTAIN THE PROPORTIONATE NUMBER OF SHARES WITHOUT CHANGING THE AGGREGATE PURCHASE PRICE, PROVIDED, HOWEVER, THAT NO ADJUSTMENT SHALL BE MADE BY REASON OF THE DISTRIBUTION OF SUBSCRIPTION RIGHTS (RIGHTS OFFERING) ON OUTSTANDING STOCK. UPON HAPPENING OF ANY OF THE FOREGOING, THE CLASS AND AGGREGATE NUMBER OF SHARES ISSUABLE PURSUANT TO THE USSOP(AS SET FORTH IN PARAGRAPH 6 HEREOF), IN RESPECT OF WHICH OPTIONS HAVE NOT YET BEEN EXERCISED, SHALL BE APPROPRIATELY ADJUSTED, ALL AS WILL BE DETERMINED BY THE BOARD WHOSE DETERMINATION SHALL BE FINAL.

7.6 ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, IF PRIOR TO THE COMPLETION OF AN INITIAL PUBLIC OFFERING ALL OR SUBSTANTIALLY ALL OF THE SHARES OF THE COMPANY ARE TO BE SOLD, OR UPON A TRANSACTION REORGANIZATION OR THE LIKE, ALL OR SUBSTANTIALLY ALL OF THE SHARES OF THE COMPANY ARE TO BE EXCHANGED FOR SECURITIES OF ANOTHER COMPANY, THEN EACH OPTIONEE SHALL BE OBLIGED TO SELL OR EXCHANGE, AS THE CASE MAY BE, ANY SHARES SUCH OPTIONEE PURCHASED UNDER THE USSOP, IN ACCORDANCE WITH THE INSTRUCTIONS ISSUED BY THE BOARD IN CONNECTION WITH THE TRANSACTION, WHOSE DETERMINATION SHALL BE FINAL.



8.       TERM AND EXERCISE OF OPTIONS

8.1 AN OPTION SHALL BE EXERCISED BY THE OPTIONEE BY GIVING WRITTEN NOTICE TO THE COMPANY, IN SUCH FORM AND METHOD AS MAY BE DETERMINED BY THE COMPANY, AND PAYMENT OF OPTION PRICE. SUCH EXERCISE SHALL BE EFFECTIVE UPON RECEIPT OF SUCH NOTICE AND FULL PAYMENT FOR THE SHARES WITH RESPECT TO WHICH THE OPTION IS BEING EXERCISED, BY THE COMPANY AT ITS PRINCIPAL OFFICE. THE NOTICE SHALL SPECIFY THE NUMBER OF SHARES WITH RESPECT TO WHICH THE OPTION IS BEING EXERCISED.

8.2 AN OPTION MAY BE EXERCISED BY THE OPTIONEE IN WHOLE AT ANY TIME OR IN PART FROM TIME TO TIME, TO THE EXTENT THAT THE OPTION BECOMES VESTED AND EXCERCISABLE FOLLOWING THE DATES FOR THE NUMBER OF SHARES AS SHALL BE PROVIDED FOR IN EXHIBIT B TO THE OPTION AGREEMENT., AND UP TO THE NUMBER OF SHARES, AS PROVIDED IN EXHIBIT B TO THE OPTIONEE'S OPTION AGREEMENT, BUT NO LATER THAN THE EARLIER OF:
(I) IN THE EVENT OF GRANT OF ISO'S, THE EXPIRATION OF EXPIRATION DATE (AS DEFINED IN OPTIONEE'S OPTION AGREEMENT) OR 10 YEARS AFTER THE DATE OF GRANT,


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(II) IN THE EVENT OF GRANT OF ISO'S TO HOLDERS OF MORE THAN 10% OF THE SHARES,
THE EXPIRATION OF 5 YEARS FROM THE DATE OF GRANT; OR THE EXPIRATION DATE (AS DEFINED IN THE OPTION AGREEMENT).

8.3 AN OPTION SHALL NOT BE TRANSFERABLE BY AN OPTIONEE OTHER THAN BY WILL OR LAWS OF DESCENT AND DISTRIBUTION, AND DURING AN OPTIONEE'S LIFETIME MAY BE EXERCISABLE ONLY BY THAT OPTIONEE.

8.4 THE OPTIONS MAY BE EXERCISED BY THE OPTIONEE IN WHOLE AT ANY TIME OR IN PART FROM TIME TO TIME, TO THE EXTENT THAT THE OPTIONS BECOME VESTED AND ARE EXERCISABLE AND PROVIDED THAT, SUBJECT TO THE PROVISIONS OF SECTION 8.6 BELOW, THE OPTIONEE IS AN EMPLOYEE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, AT ALL TIMES DURING THE PERIOD BEGINNING WITH THE GRANTING OF THE OPTION AND ENDING UPON THE DATE OF EXERCISE.


8.5 SUBJECT TO THE PROVISIONS OF SECTION 8.6 BELOW, IN THE EVENT OF TERMINATION OF OPTIONEE'S EMPLOYMENT WITH THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR IF APPLICABLE, THE TERMINATION OF SERVICES GIVEN BY THE OPTIONEE TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, ALL UNEXERCISED OPTIONS GRANTED TO THE OPTIONEE WILL IMMEDIATELY EXPIRE. A NOTICE OF TERMINATION OF EMPLOYMENT OR SERVICES SHALL BE DEEMED TO CONSTITUTE TERMINATION OF EMPLOYMENT OR SERVICES.

8.6 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SECTION 8.4 AND 8.5 ABOVE, AN OPTION MAY BE EXERCISED AFTER THE DATE OF TERMINATION OF OPTIONEE'S SERVICE OR EMPLOYMENT WITH THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY ONLY WITH RESPECT TO THE NUMBER OF SHARES SUBJECT TO THE PORTION OF THE OPTION THAT HAS ALREADY VESTED AND IS UNEXPIRED AT THE TIME OF SUCH TERMINATION ACCORDING TO THE VESTING AND EXPIRATION PERIODS OF THE OPTIONS SET FORTH IN EXHIBIT B OF SUCH OPTIONEE'S OPTION AGREEMENT, PROVIDED THAT EITHER:


8.6.1 prior to the date of such termination, the Committee shall authorize an extension of the exercise period of all or part of the Option beyond the date of such termination for a period not to exceed the period during which the Option by its terms would otherwise have been exercisable; or -

8.6.2 such termination is without Cause (as defined below), in which event the Option may be exercised within a period of 90 days from the date of such termination; or -

8.6.3 such termination is the result of death or disability of the Optionee, in which event the Option may be exercised within a period of 12 (twelve) months from such date of termination.

                           The term "cause" shall mean (i) material misconduct which has an adverse effect on the business and affairs of Company; (ii) Optionee's (a) willful or continued failure to substantially perform his material job duties hereunder, or (b) material misconduct which reasonably could be expected to have an adverse effect on Company, including without limitation disregard of lawful written instructions of Company's Board of Directors consistent with Optionee's position relating to the business of


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                           Company or neglect of duties or failure to act,
                           provided in each such case Company has given at least thirty (30) day's prior written notice describing the alleged breach, failure or misconduct in detail and the Optionee has failed to cure such deficiency within such thirty-day (30-day) period (provided such breach, failure or misconduct is capable of being cured within such period); (iii) gross negligence, gross neglect of duties, including fiduciary duties, or gross insubordination; (iv) conviction or plea of no contest to common law fraud, a felony criminal act or a crime involving moral turpitude; (v) abuse of alcohol or other drugs or controlled substances to the material detriment of Company; (vi) unauthorized appropriation of Company's property.




8.6 SUBJECT TO THE PROVISIONS OF SECTION 9 BELOW, THE HOLDERS OF OPTIONS SHALL NOT HAVE ANY OF THE RIGHTS OR PRIVILEGES OF SHAREHOLDERS OF THE COMPANY IN RESPECT OF ANY SHARES PURCHASABLE UPON THE EXERCISE OF ANY PART OF AN OPTION, NOR SHALL THEY BE DEEMED TO BE A CLASS OF SHAREHOLDERS OR CREDITORS OF THE COMPANY FOR PURPOSE OF THE OPERATION OF SECTION 350 AND 351 OF THE COMPANIES LAW OR SUCCESSOR TO SUCH SECTION, UNTIL REGISTRATION OF THE OPTIONEE AS HOLDER OF SUCH SHARES IN THE COMPANY'S REGISTER OF MEMBERS UPON EXERCISE OF THE OPTION IN ACCORDANCE WITH THE PROVISIONS OF THE USSOP.

8.7 ANY FORM OF OPTION AGREEMENT AUTHORIZED BY THE USSOP MAY CONTAIN SUCH OTHER PROVISIONS AS THE COMMITTEE MAY, FROM TIME TO TIME, DEEM ADVISABLE. WITHOUT LIMITING THE FOREGOING THE COMMITTEE MAY, WITH THE CONSENT OF THE OPTIONEE, FROM TIME TO TIME, CANCEL ALL OR ANY PORTION OF ANY OPTION THEN SUBJECT TO EXERCISE, AND THE COMPANY'S OBLIGATION IN RESPECT OF SUCH OPTION MAY BE DISCHARGED BY (I) PAYMENT TO THE OPTIONEE OF AN AMOUNT IN CASH EQUAL TO THE EXCESS, IF ANY, OF THE FAIR MARKET VALUE OF THE SHARES AT THE DATE OF SUCH CANCELLATION SUBJECT TO THE PORTION OF THE OPTION SO CANCELED OVER THE AGGREGATE PURCHASE PRICE OF SUCH SHARES, (II) THE ISSUANCE OR TRANSFER TO THE OPTIONEE OF SHARES OF THE COMPANY WITH A FAIR MARKET VALUE AT THE DATE OF SUCH TRANSFER EQUAL TO ANY SUCH EXCESS, OR (III) A COMBINATION OF CASH AND SHARES WITH A COMBINED VALUE EQUAL TO ANY SUCH EXCESS, ALL AS DETERMINED BY THE COMMITTEE IN THEIR SOLE DISCRETION.

         8.8 Options shall vest (i.e., Options shall become exercisable ) at the dates set forth in Section 3 OF EXHIBIT "B" to the Option Agreement (the "VESTING DATE"). An Option may be granted subject to such other terms and conditions on the time or times when it may be exercised, as the Committee or the Board may deem appropriate to include in the Option Agreement.


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9.       SHARES SUBJECT TO RIGHT OF FIRST REFUSAL

            9.1 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE ARTICLES OF ASSOCIATION OF THE COMPANY, THE OPTIONEE SHALL NOT HAVE A RIGHT OF FIRST REFUSAL IN RELATION TO ANY SALE OF SHARES IN THE COMPANY.

           9.2 SALE OF SHARES BY THE OPTIONEE SHALL BE SUBJECT TO THE RIGHT OF FIRST REFUSAL OF OTHER SHAREHOLDERS AS SET FORTH IN THE ARTICLES OF ASSOCIATION OF THE COMPANY. IN THE EVENT THAT THE ARTICLES OF ASSOCIATION OF THE COMPANY SHALL NOT CONTAIN ANY PROVISION REGARDING RIGHTS OF FIRST REFUSAL, THEN, UNLESS OTHERWISE PROVIDED BY THE BOARD, UNTIL SUCH TIME AS THE COMPANY SHALL EFFECTUATE AN INITIAL PUBLIC OFFERING, THE SALE OF SHARES ISSUABLE UPON EXERCISE OF AN OPTION, SHALL BE SUBJECT TO A RIGHT OF FIRST REFUSAL ON THE PART OF THE REPURCHASER(S).

                  THE TERM Repurchaser(s) SHALL MEANS (I) THE COMPANY, IF PERMITTED BY APPLICABLE LAWS; ( II) IF THE COMPANY IS NOT PERMITTED BY APPLICABLE LAWS, THEN ANY AFFILIATE OR SUBSIDIARY OF THE COMPANY DESIGNATED BY A UNANIMOUS DECISION IS REACHED BY THE BOARD OF DIRECTORS; OR ( III) IF NO UNANIMOUS DECISION IS REACHED BY THE BOARD OF DIRECTORS , THEN THE COMPANY EXISTING SHAREHOLDERS (SAVE, FOR AVOIDANCE OF DOUBT , FOR OTHER OPTIONEES WHO ALREADY EXERCISED THEIR OPTIONS), PRO RATA IN ACCORDANCE WITH THEIR SHAREHOLDING. THE OPTIONEE SHALL GIVE A NOTICE OF SALE (THE "Notice") TO THE COMPANY IN ORDER TO OFFER THE SHARES TO THE REPURCHASER(S), AND THE COMPANY WILL FORWARD THE NOTICE TO THE EXISTING SHAREHOLDERS.
                  The Notice shall specify the Number of Shares offered for sale, the price per Share, the payment terms the name of each proposed purchaser or other Transferee ( "PROPOSED TRANSFEREE"),. The Repurchaser(s) will be entitled for 30 days from the day of receipt of the Notice ("THE 30 DAYS PERIOD"), to purchase all or part of the offered Shares. If by the end of the 30 Days Period not all of the offered Shares have been purchased by the Repurchaser(s) , the Optionee will be entitled to sell such Shares at any time during the 90 days following the end of the 30 Days Period on terms not more favorable than those set out in the Notice, provided that the proposed Transferee agrees in writing that the provisions of this section shall continue to apply to the Shares in the hands of such proposed Transferee.



10.      PURCHASE FOR INVESTMENT

         The Company's obligation to issue Shares upon exercise of an Option granted under the Plan is expressly conditioned upon (a) the Company's completion of any registration or other qualifications of such Shares under any state and/or federal law, rulings or regulations or (b) representations and undertakings by the Optionee (or his legal


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         representative, heir or legatee, in the event of the Optionee's death)
         to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules and regulations whether of the state of Israel or of the United States or any other State having jurisdiction over the Company and/or the Optionee requirements of State and federal laws and regulatory agencies.





11.      ASSIGNABILITY AND SALE OF OPTIONS

         Except as provided in section 8.3, no option granted hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

12.      TERM OF THE OPTION PLAN

         The USSOP shall become effective on the date that it is adopted by the Board of Directors; provided, however, that no Option may be exercised until the Option Plan has been approved by the sharehholders of of the Company within 12 months before or after the date the USSOP is adopted by the Board . If the USSOP is not approved by the shareholders of the Company within twelve months after the date the USSOP is adopted by the Board, the USSOP and all Options granted thereunder shall be null and void. The USSOP shall terminate at the end of 10 years from the day of its adoption by the Board, unless earlier terminated pursuant to section 13.


13.      AMENDMENT; TERMINATION

THE BOARD MAY, AT ANY TIME AND FROM TIME TO TIME, AMEND, ALTER OR DISCONTINUE THE USSOP, EXCEPT THAT NO AMENDMENT OR ALTERATION SHALL BE MADE WHICH WOULD

IMPAIR THE RIGHTS OF THE HOLDER OF ANY OPTION PREVIOUSLY GRANTED, WITHOUT HIS WRITTEN CONSENT. TERMINATION OF THE USSOP SHALL NOT AFFECT THE COMMITTEE'S AND/OR THE BOARD'S ABILITY TO EXERCISE THE POWERS GRANTED TO IT HEREUNDER AND UNDER THE TERMS OF AN OPTION AGREEMENT WITH RESPECT TO THE OPTIONS GRANTED UNDER THE USSOP PRIOR TO THE DATE OF SUCH TERMINATION.

14.      GOVERNMENT REGULATIONS
         The USSOP, the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares issued upon exercise of such Options, shall be subject to all applicable laws, rules, and regulations of the United States or any other state having jurisdiction over the Company and the Optionee, including the registration of the Shares under the 1933 Act , and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.      CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES
         Neither the USSOP nor the Option Agreement with an Optionee shall impose any obligation on the Company or a subsidiary thereof, to continue employing any Optionee or hiring of the Optionee's services, and nothing in the USSOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or a subsidiary thereof or restrict the right of the Company or a subsidiary thereof to terminate such employment or service hiring at any time, with or without notice.


16.      GOVERNING LAW & JURISDICTION

         This USSOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the USSOP.

17.      TAX CONSEQUENCES
         Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares issued upon exercise of an Option or from any other event or act hereunder (of the Company and or its Subsidiaries or the Optionee), shall be borne solely by the Optionee. The Company and/or its subsidiaries shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its subsidisries and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.


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


18.      NON-EXCLUSIVITY OF THE USSOP

         The adoption of the USSOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock Options otherwise then under the USSOP, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

19.      MULTIPLE AGREEMENTS

THE TERMS OF EACH OPTION MAY DIFFER FROM OTHER OPTIONS GRANTED UNDER THE USSOP AT THE SAME TIME, OR AT ANY OTHER TIME. THE COMMITTEE MAY ALSO GRANT MORE THAN ONE OPTION TO A GIVEN OPTIONEE DURING THE TERM OF THE OPTION PLAN, EITHER IN ADDITION TO, OR IN SUBSTITUTION FOR, ONE OR MORE OPTIONS PREVIOUSLY GRANTED TO THAT OPTIONEE.

                                    EXHIBIT B
                                    ---------

                               TERMS OF THE OPTION
                               -------------------



NAME OF THE OPTIONEE:      ____________________

DATE OF GRANT:             ____________________

DESIGNATION:               ISO / NQSO

OPTION NUMBER:             ____________________

1.       NUMBER OF SHARES SUBJECT TO THE OPTION: ___________________________

2.       PURCHASE PRICE PER SHARE:          ___________________________

3.       VESTING PERIODS:

         -------------------------------------------- -----------------------------------------
                           NUMBER                                   VESTING DATE
         -------------------------------------------- -----------------------------------------

         -------------------------------------------- -----------------------------------------

         -------------------------------------------- -----------------------------------------

         -------------------------------------------- -----------------------------------------

         -------------------------------------------- -----------------------------------------

         -------------------------------------------- -----------------------------------------

         -------------------------------------------- -----------------------------------------


4.       EXPIRATION DATE:                   10  YEARS FROM THE DATE OF GRANT











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